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                                                                 Exhibit 10.1.9

May 28, 1997

Cannondale Corporation
9 Brookside Place
Georgetown, CT  06829-0122

Attention:        Mr. William F. Schmalkuche
                  Manager of Finance

Dear Mr. Luca:

With reference to our discussions on this subject, we are pleased to advise you that we hold available to Cannondale Corporation (the "Company") and to those branches, subsidiaries and affiliates of the Company approved by you in accordance with this letter (the Company and all such approved branches, subsidiaries and affiliates being called herein the "Borrowers" and each a "Borrower"), until further notice, an overall credit arrangement (hereinafter the "Arrangement") on the following terms and conditions:

LIMIT: Ten Million U.S. dollars ($10,000,000) or the equivalent thereof in other currencies as specified below. This is the aggregate maximum principal amount at any one time outstanding for all Borrowers.

VALIDITY: The Arrangement shall continue to be valid until canceled either by you or by us.

DESIGNATION OF BORROWER: Whenever you wish a subfacility to be made available to one of your branches, subsidiaries or affiliates, you will deliver to us a Designation of Borrower and Guarantee in the form of Exhibit A hereto. On receipt of such Designation, we will contact the appropriate lending branch or branches, make a preliminary determination of whether they are in a position to provide the subfacilities requested and, if they are, arrange appropriate direct contact between the Borrower and the lending branch.

UTILIZATION, AVAILABILITY AND COMPLIANCE WITH LAW: It is intended that the Arrangement be used for short term credit facilities, with terms of twelve months or less. Loans and/or other credit facilities may be made available to the Company and to other Borrowers by our office and/or by other specified branches, agencies, subsidiaries or affiliates of our bank ("lending branches" and each a "lending branch"). Credit facilities made available to individual Borrowers are herein referred to as "subfacilities". The nature, terms and conditions of the specific types of subfacilities which may be extended by a particular lending branch to a particular Borrower, whether overdraft facilities, letters of credit, discounting facilities, bankers acceptance financing, foreign exchange contracts or any of the many other short term facilities which the ABN AMRO Group is able to offer to its clients, must be mutually agreed to between the respective Borrower and lending branch. No commitment by us or any other lending branch to make available any specific subfacility is hereby intended. In addition, and notwithstanding any such mutual agreement, the availability of any subfacility from any lending branch is at all times subject to local availability of funds (domestic or foreign) and to compliance by the lending branch with all laws, regulations and governmental policies applicable to that lending branch (in each case as determined by the lending branch). Moreover, each subfacility is subject to all applicable exchange control restrictions and it will be the responsibility of each Borrower to obtain any necessary or appropriate foreign exchange license. We urge each Borrower to consult the lending branch in this regard, however, as they may well be able to give advice and assistance. The Company shall inform both us and (if different) the respective lending branch, in writing, of the names of the individual signatories authorized to make borrowing requests on behalf of a specific Borrower. For the sake of good order, we remind you that we do not anticipate receiving from you any request to utilize the Arrangement until the "Existing Revolver" (as defined below) shall have become effective in accordance with its terms.




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PRICING: Pricing of each subfacility shall be mutually agreed to by the respective Borrower and lending branch. If you so instruct in the relevant Designation of Borrower, your approval of the pricing structure agreed to between Borrower and lending branch will be sent to you for approval before the subfacility is extended to the Borrower.

FOREIGN EXCHANGE FLUCTUATIONS: The Arrangement and individual subfacilities may be used in any one or more freely transferable and convertible currencies. In the event that, by reason of foreign exchange fluctuations, the aggregate liabilities of the Borrowers to the lending branches shall exceed the maximum principal amount specified above (as calculated by us, based on our spot rates from time to time for the relevant currencies) we will so inform you and you will arrange to reduce the aggregate liabilities of the Borrowers to the lending branches to or below the limit specified above. You agree that you will accomplish that reduction as quickly as possible and in any event within ten days of receipt of the respective notice from us.

DOCUMENTATION: Each lending branch will determine the documentation that it requires from each Borrower with which it deals. Each Borrower will provide to each lending branch with which it deals such financial statements as the respective lending branch may reasonably require. We ask the Company to provide us with appropriate evidence of its corporate authority to enter into the transactions hereby contemplated, of the authority of the individual officers who have acted and will act on behalf of the Company and of the authenticity of the signatures of those officers. If you wish us to provide forms covering these matters, we will do so at your request or, in the alternative, we will be happy to evaluate your own standard forms.

EXISTING REVOLVER; COMPLIANCE WITH COVENANTS: You and we are presently participating in negotiations pursuant to which it is anticipated that you and we will both (together with others) enter into a $50,000,000 Senior Unsecured Revolving Credit Facility Agreement (hereinafter called the "Existing Revolver"), with NationsBank N.A. as Agent. Without in anyway limiting the uncommitted nature of the Arrangement and each subfacility, you agree that, so long as the Arrangement remains available or any amount is outstanding thereunder, you will comply with each of the covenants contained in Articles 7 and 8 of the Existing Revolver, as in effect from time to time. Such covenants shall be deemed to be incorporated herein, and you agree that if a breach of any covenant contained in such sections occurs, we may, by written notice to you, demand, and you will make, immediate payment of all amounts outstanding under the Arrangement, whether matured or unmatured. In the event that the Arrangement shall remain in effect after the termination of the Existing Revolver or the termination of our Bank's participation in the Existing Revolver, then "Existing Revolver" shall be deemed to refer to such Agreement as in effect immediately prior to such termination.

CROSS DEFAULT TO EXISTING REVOLVER: Without in any way limiting the uncommitted nature of the Arrangement and each subfacility, and in addition to such other agreements as may be made between us, you agree that if any Cross Default (as defined below) occurs, then we may, by written notice to you, demand, and you will make, immediate payment of all amounts outstanding under the Arrangement, whether matured or unmatured. If any amount under the Existing Revolver is declared to be due prior to its stated maturity or is otherwise not paid when due (whether by acceleration or otherwise), or if any event or condition shall exist under the Existing Revolver the effect of which (after giving effect to any relevant grace period) is to authorize or enable the banks party to the Existing Revolver to declare any amount due thereunder to be due prior to its stated maturity, then a "Cross Default" shall be said to have occurred.

DOCUMENTATION BETWEEN OUR OFFICE AND EACH LENDING BRANCH: Whenever a Borrower makes use of a subfacility, our office in New York will have issued an instrument in favor of the lending branch which will evidence our office's acceptance of the credit risk of extensions of credit under the respective subfacility. We will refer to such instruments herein as "Risk Allocation Letters", although the actual title, and the characteristics, of each instrument may vary, depending on the nature of the subfacility and the legal status of the lending branch. Without limiting the foregoing, the term "Risk Allocation Letter", for purposes of this agreement, may refer to a standby letter of credit or a bank guarantee. Each Risk Allocation Letter will be in an amount sufficient (as determined by the Bank) to assure the lending branch of our full assumption of credit responsibility. Depending on the




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characteristics of a particular Risk Allocation Letter, we may need additional documentation from you; before issuing a standby letter of credit, for example, we must receive from you a specific application/reimbursement agreement.

GOVERNING LAW: The Arrangement and the obligations of the Company shall be governed by and constructed in accordance with the laws of the State of New York. Each subfacility shall be governed and construed in accordance with the laws of the jurisdiction in which the relevant lending branch is located.

NOTICES: All communications and notices regarding the Arrangement should be sent to the respective parties hereto at the addresses indicated below:

                  The Company:
                  Cannondale Corporation
                  9 Brookside Place
                  Georgetown, CT  06829-0122

                  Attn:  William F. Schmalkuche         Tel:     (203)  544-3319
                         Manager of Finance             Fax:     (203)  852-9081

                  The Bank:
                  ABN AMRO Bank N.V.
                  New York Branch
                  500 Park Avenue
                  New York, NY  10022

                  Attn:  Thomas Rogers                  Tel:     (212) 446-4122
                                                        Fax:     (212) 832-7129

Please evidence your acceptance of the foregoing terms and conditions of the Arrangement by signing and returning to us the enclosed duplicate copy of this letter, whereupon this letter shall become a binding agreement between us.

                                Very truly yours,

                               ABN AMRO Bank N.V.
                                 New York Branch

                  /s/ NANCY W. LANZONI              /s/ THOMAS T. ROGERS
                  ------------------------          ----------------------------
                      Nancy Lanzoni                     Thomas T. Rogers
                      Group Vice President              Assistant Vice President

ACCEPTED AND AGREED:

Cannondale Corporation

By: /s/ WILLIAM A. LUCA
   --------------------
        William A. Luca   Vice President and Chief Financial Officer
             (Authorized Signatory)

Date Accepted: May 30, 1997
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                                                                       Exhibit A



                      DESIGNATION OF BORROWER AND GUARANTEE


ABN AMRO Bank N.V.
500 Park Avenue
New York, New York  10022



Gentlemen:

We refer to the Umbrella Arrangement Agreement, dated May 28, 1997 (the "Umbrella Agreement") between you and us. Terms defined in the Umbrella Agreement which are used herein shall, unless otherwise defined herein, have the same meaning provided therefore in the Umbrella Agreement.

We hereby designate:

                             Cannondale Europe, B.V.
                                      [name

                           Postbus 5100 Hanzepoort 27
                                   and address

                          7570 GC Oldenzaal Netherlands
                                  of Borrower]

a corporation organized and existing under the laws of the Netherlands or any successor in interest thereof a Borrower in accordance with the Umbrella Agreement. In consideration of you or any one or more lending branches extending subfacilities to the Borrower hereby designated, the undersigned hereby absolutely and unconditionally guarantees to you, to each respective lending branch and to your and their respective successors and assigns, the full and prompt payment when due by its terms of any and all obligations of the Borrower hereby designated towards you or such lending branches, now existing and/or hereafter to be incurred, and such interest as may accrue thereon, irrespective of the validity, regularity or enforceability of the obligations of the Borrower hereby designated provided, however, that the liability of the undersigned hereunder at any one time shall in no event exceed the aggregate principal sum of

                            $10,000,000.00
                            specify subfacility limit

and such interest as may accrue thereon, together with any and all expenses (including reasonable attorney's fees) which may be incurred by you, on your behalf, or by or on behalf of any lending branch in collecting such indebtedness and/or enforcing any rights hereunder. If, at any time, you or any lending branch shall inform us that an amount due to you from the Borrower hereby designated has not been paid, the undersigned undertakes to pay such amount (or its equivalent in
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the currency contemplated by the Umbrella Agreement) to you at your first request at the office of the respective lending branch without the necessity of any suit or proceeding on your part or on the part of any lending branch of any kind or nature whatsoever and the undersigned agrees to accept as prima facie evidence for the amount payable by the undersigned the balance which shall appear due to you or the respective lending branch from the Borrower hereby designated according to the respective lending branch's books and records.

The undersigned hereby waives notice of acceptance of the guarantee contained herein, and also presentment, protest and notice of protest or dishonor of any evidences of indebtedness hereby guaranteed, and consents that in your discretion (or that of the relevant lending branch) at the time of payment of all or part of such indebtedness may be extended or renewed, and that any collateral held therefore may be released, exchanged or otherwise disposed of at the discretion of the lending branch, at any time, without affecting the liability of the undersigned.

The guarantee contained herein, which is binding upon the undersigned's successors and assigns, is a guarantee of payment not of collection and shall be construed in accordance with the laws of the State of New York. It is a continuing guarantee which will remain in force until the tenth day after actual receipt by you of a written notice of revocation executed on behalf of the undersigned. Such revocation shall be effective the tenth day after receipt of such notice by you at your address shown above or at such other address as you shall have designated in writing to the undersigned, but it shall be ineffective with regard to any accommodation granted to the Borrower hereby designated at any time prior to the tenth day after receipt by you of such notice.


                                         Very truly yours,

                                      Cannondale Corporation


                             By:/s/ WILLIAM A LUCA
                                ---------------------------------------
                             Vice President and Chief Financial Officer
                                         (Authorized Signatory)
                             Date: May 30, 1997
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